Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Navitas Semiconductor Corporation Fiscal Year 2022	GeneSiC Semiconductor Inc. For the Six Months Ended June 30, 2022	GeneSiC Semiconductor Inc. For the Period from July 1, 2022 to August 15, 2022	Transaction Adjustments	Notes	Pro Forma Combined	Notes
NET REVENUES	$37,943	$9,845	$827	$—		$48,615
COST OF REVENUES (exclusive of amortization of intangibles included below)	25,996	2,396	485	—		28,877
OPERATING EXPENSES:
Research and development	50,318	509	596	3,277	(c)	54,700
Selling, general and administrative	78,353	686	170	(5,719)	(a)(c)	73,490
Amortization of intangible assets	6,913	—	—	11,121	(b)	18,034
Total operating expenses	135,584	1,195	766	8,679		146,224
INCOME (LOSS) FROM OPERATIONS	(123,637)	6,254	(424)	(8,679)		(126,486)
OTHER INCOME (EXPENSE), net:
Interest income (expense), net	1,387	—	—	—		1,387
Gain from change in fair value of warrants	51,763	—	—	—		51,763
Gain from change in fair value of earnout liabilities	121,709	—	—	—		121,709
Other expense	(1,147)	(56)	(19)			(1,222)
Total other income (expense), net	173,712	(56)	(19)	—		173,637
INCOME (LOSS) BEFORE INCOME TAXES	50,075	6,198	(443)	(8,679)		47,151
INCOME TAX BENEFIT	(22,812)	—				(22,812)
NET INCOME (LOSS)	$72,887	$6,198	$(443)	$(8,679)		$69,963
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	$(1,026)	—	—	—		$(1,026)
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTERESTS	$73,913	$6,198	$(443)	$(8,679)		$70,989

NET INCOME PER COMMON SHARE:
Basic net income per share attributable to common stockholders	$0.55					$0.44	(d)
Diluted net income per share attributable to common stockholders	$0.51					$0.41	(d)

WEIGHTED AVERAGE COMMON SHARES USED IN NET INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
Basic common shares	133,668					160,304	(d)
Diluted common shares	145,743					174,182	(d)

NAVITAS SEMICONDUCTOR CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On August 15, 2022, Navitas Semiconductor Corporation (“Navitas” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Navitas, Gemini Acquisition LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Navitas (“Merger Sub”), GeneSiC Semiconductor Inc., a Delaware corporation (“GeneSiC”), and the stockholders of GeneSiC, including Ranbir Singh and The Ranbir Singh Irrevocable Trust dated February 4, 2022 (collectively, “Sellers”). Pursuant to the Merger Agreement and immediately after its execution and delivery, GeneSiC merged with and into Merger Sub (the “Merger”), with Merger Sub as the surviving entity and continuing to operate the GeneSiC business after the Merger as a wholly owned subsidiary of Navitas.
The unaudited pro forma condensed combined financial information presented has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”, and is being provided pursuant to Rule 3-05 of Regulation S-X.
Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”).
The unaudited pro forma consolidated statements of operations combine the results of the Company and GeneSiC for the fiscal year ended December 31, 2022, as if the Merger Agreement had been completed on January 1, 2021.
Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.
The unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s consolidated financial statements for the year ended December 31, 2022, contained in its Annual Report on Form 10-K for the year ended December 31, 2022 and GeneSiC’s condensed financial statements for the six months ended June 30, 2022 included in the Current Report on Form 8-K/A filed with the SEC on October 31, 2022.
The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are based on available information and assumptions that the Company believes are reasonable. They do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Merger Agreement been consummated on the dates indicated, or on any other date, nor are they necessarily indicative of the Company’s future consolidated results of operations or consolidated financial position. The Company’s actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results of the Company and GeneSiC following the date of the unaudited pro forma condensed combined financial statements.
Note 1. Basis of Pro Forma Presentation

The unaudited pro forma consolidated statements of operations combine the results of the Company and GeneSiC for the fiscal year ended December 31, 2022, as if the Merger Agreement had been completed on January 1, 2021.
The GeneSiC Merger Agreement was accounted for under the purchase accounting method of accounting in accordance with FASB ASC 805, Business Combinations, using the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. The Company has been treated as the acquirer for financial reporting purposes. Accordingly, the merger consideration allocated to the GeneSiC business’s assets and liabilities for preparation of these unaudited pro forma consolidated balance sheet is based upon their estimated preliminary fair values assuming the GeneSiC Merger Agreement was consummated as of June 30, 2022. The amount of the merger consideration that was in excess of the estimated preliminary fair values of the GeneSiC business’s net assets and liabilities at August 15, 2022 was recorded as goodwill.

The unaudited pro forma condensed financial information includes pro forma adjustments that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) expected to have a continuing impact on the results of operations of the combined company.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and do not give effect to any cost savings from operating efficiencies, revenue synergies, differences in stand-alone costs of GeneSiC’s business or costs for the integration of the Company and GeneSiC’s business operations. The unaudited pro forma condensed combined financial information does not purport to represent what the actual consolidated results of operations of the Company would have been had the Merger Agreement been completed on the dates assumed, nor are they necessarily indicative of future consolidated results of operations. Transaction and separation costs were expensed in the appropriate accounting periods after completion of the Merger Agreement. Any future integration costs will be expensed in the appropriate future accounting periods.
Note 2. Accounting Policies
The pro forma financial data reflect all reclassifications necessary to conform GeneSiC’s presentation to that of the Company’s as of the date of this current report.

Note 3. Merger Agreement

Intangible Assets

Significant preliminary intangible assets acquired at the date of merger, amortization method and useful life are presented in the table below:

Intangible Asset	Fair Value (in thousands)	Amortization Method	Useful Life
Trade Names and Trademarks	$900	Straight line	2 years
Developed Technology	49,100	Straight line	4 years
Patents	33,900	Straight line	15 years
Customer Relationships	24,300	Straight line	10 years
Non-Competition Agreements	1,900	Straight line	5 years
	$110,100

Contingent Consideration

Additional contingent consideration of up to $25.0 million, in the form of cash earnout payments to the sellers and certain employees of GeneSiC, is payable, conditioned on the achievement of substantial revenue targets for the GeneSiC business over the four fiscal quarters ending September 30, 2023. The estimated value of the earnout payment as of the date of this report was $600,000.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the acquisition and has been prepared for informational purposes only. They do not purport to indicate the results of future operations or the financial position of either company.
The unaudited pro forma condensed combined financial information has been prepared to give pro forma effect to events that are directly attributable to the acquisition, factually supportable, and with respect to the statements of operations, expected to have a continuing impact on the results of the Company.
The following items are presented as adjustments in the unaudited pro forma condensed combined financial information for purposes of conforming GeneSiC’s classification of certain income and expenses to the Company’s presentation for the combined presentation:

(a)Represents pro forma adjustment to eliminate transaction expenses of $5.9 million related to the Merger Agreement incurred by Navitas and GeneSiC, which will not be recurring after the completion of the Business Combination.

(b)Represents pro forma adjustment for preliminary amortization expense for identifiable intangible assets acquired.

(c)Represents pro forma adjustment to include stock-based compensation expense of $3,277,000 and $188,000 in Research and development expenses and Selling, general and administrative expenses, respectively, due to restricted stock units issued to GeneSiC employees as result of continuing services with the Company.

(d)The unaudited pro forma combined basic and diluted earnings per share calculations are based on the basic and diluted weighted-average outstanding shares of Navitas, after giving effect to (1) the issuance of shares of Class A Common Stock issued as purchase consideration as if the Class A Common Stock were issued on January 1, 2021 and (2) Navitas RSU awards that were granted to employees of GeneSiC that would have vested during the periods presented, assuming the RSU awards were issued on January 1, 2021. The unaudited pro forma basic and diluted earnings per share were calculated as follows:

Year Ended December 31, 2022
Pro Forma Weighted Average Shares (Basic) (in thousands)
Historical weighted average shares outstanding	133,668
RSUs awards vested during periods presented	1,803
Shares of Class A Common Stock issued as purchase consideration	24,833
Pro forma basic weighted average shares	160,304

Pro Forma Basic Net Income Per Common Share
Pro forma net income attributable to controlling interest (in thousands)	$70,989
Pro forma basic net income per share attributable to common stockholders	$0.44

Pro Forma Weighted Average Shares (Diluted) (in thousands)
Historical weighted average shares outstanding	145,743
RSUs awards vested during periods presented	1,803
RSUs awards unvested during periods presented	1,803
Shares of Class A Common Stock issued as purchase consideration	24,833
Pro forma diluted weighted average shares	174,182

Pro Forma Diluted Net Income Per Common Share
Pro forma net income attributable to controlling interest (in thousands)	70,989
Pro forma diluted net income per share attributable to common stockholders	$0.41